ASSIGNMENT OF PATENTS

Whereas we, Thomas Szoke who resides at 921 Parkside Pointe Blvd, Apopka, Florida 32712 USA, Daniel Fozzati who resides at 160 Saint Botolph Street, Apt. #5, Boston, MA 02115 USA, and Andras Vago who resides at 23 Abel Jeno Utca, Budapest, Hungary 1113, are the sole inventors and the sole owners of the entire right, title, and interest in the inventions and discoveries surrounding the applications identified in Schedule 1, and

Whereas Innovation in Motion, Inc., having its principal place of business at 921 Parkside Pointe Blvd, Apopka, Florida 32712 USA together with his successors and assigns (hereinafter referred to as "the Assignee") is desirous of acquiring the entire right, title and interest in and to said inventions and discoveries as set forth and described in the applications in Schedule 1, including the full interest of above-mentioned Assignors, and any utility applications, continuations, divisions, extensions, substitutions, reissues and reexaminations thereof;

Now, therefore, to all whom it may concern, be it known, that the Assignors, for and in consideration of the sum of one U.S. Dollars ($1.00) receipt and sufficiency of which is hereby acknowledged and other valuable consideration furnished by Assignee to Assignors, Assignors hereby, without reservation:

1. Assign, transfer, and convey to the Assignee the entire and all right, title, and interest in and to said inventions and discoveries and any and all improvements thereon, including said applications for Letters Patent of the United States of America, any and all other applications for Letters Patent on said inventions and discoveries in whatsoever countries, including but not limited to all divisional, continuation, continuation-in-part, foreign filing and PCT applications based in whole or in part upon said inventions and discoveries, or any and all Letters Patent, reissues, reexaminations, and extensions of Letters Patent granted for said inventions and discoveries, and every priority right that is or may be predicted upon or arise from said inventions, said discoveries, and said Letters Patent, as fully and entirely as the same would have been held and enjoyed by Assignors if this Assignment had not been made, together with all claims for damages by reason of past infringement of said Application for Letters Patent, with the right to sue for and collect the same for Assignee's own use, and for the use of Assignee's successors, assigns, or other legal representatives;

2. Authorizes the Assignee to file patent applications in any or all countries on any or all of said inventions and discoveries in the Assignor's name or in the name of the Assignee or otherwise as the Assignee may deem advisable, under any treaties and conventions or otherwise;

3. Authorizes and requests the Commissioner of Patents and Trademarks of the United States of America and the empowered officials of all other governments to issue or transfer said Application for Letters Patent to the Assignee, as assignee of the entire right, title, and interest therein or otherwise as the Assignee may direct;

4. Warrant that the Assignors has not knowingly conveyed to others any right in said inventions, discoveries, applications or patents or any license to use the same or to make, use, or sell anything embodying or utilizing any of said inventions or discoveries; and that the Assignors have good right to assign the Assignee without encumbrances;

5. Bind the Assignors heirs, legal representatives and assigns, as well as the Assignors, to do, upon the Assignee's request and at the Assignee's expense, but without additional consideration to the Assignors or the Assignors heirs, legal representatives and assigns, all acts reasonably serving to assure that the said inventions and discoveries, the said Application for Letters Patent shall be held and enjoyed by the Assignee as fully and entirely as the same could have been held and enjoyed by the Assignors or the Assignor's heirs, legal representatives, and assigns if this assignment had not been made; and particularly to execute and deliver to the Assignee all lawful application documents including petitions, specifications, and oaths, and all assignments, disclaimers, and lawful affidavits in form and substance as may be requested by the Assignee; to communicate to the Assignee all facts known to the Assignors relating to said inventions and discoveries or the history thereof, and to furnish the Assignee with any and all documents, photographs, models, samples, and other physical exhibits in the Assignors control or in the control of the Assignors heirs, legal representatives or assigns which may be useful for establishing the facts of the Assignors conceptions, disclosures, and reduction to practice of said inventions and discoveries.

6. Assignors' Representations and Warranties. The Assignors warrant and represent that:

(a) Assignors are the sole owner of the Inventions and Patent Applications.

(b) Assignors have not sold or transferred the Inventions and Patent Applications to any third party.

(c) Assignors possess sufficient authority to enter the agreement.

(d) Assignors do not believe that the Inventions and Patent Applications have been taken from any third party without authorization.

(e) Assignors do not know of any permissions that are required to be obtained in order for the assignment to be completed.

(f) the Inventions weren't created while the creator was employed by a third party.

7. Assignees' Representations and Warranties. The Assignees warrant and represent that:

(a) Assignees possess sufficient authority to enter the agreement.

(b) Assignees possess sufficient funds to furnish consideration for the assignment.

8. Documentation. The Assignors promise to assist with any administrative paperwork or documentation required to complete an assignment, both within the United States Patent Office ("USPTO") and for filings outside of the United States.

9. No Further Use of Inventions. Subsequent to the effective date of the agreement, the Assignors will stop using all of the inventions being transferred and will not challenge the Assignee's use of those inventions.

10. No Implied Waiver. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

11. Florida Governing Law. This Agreement shall in all respects be interpreted, construed, enforced, and governed by and under the laws of the State of Florida, without regard to any conflict of law provisions thereof. The parties agree that Orlando, Seminole County, Florida, United States shall be the exclusive jurisdiction and venue for any action arising out of or relating to this Agreement, and the parties irrevocably waive any objection to jurisdiction or venue in Orlando, Seminole County, Florida in connection with any such action, including any objection that the forum of Orlando, Seminole County, Florida is inconvenient.

12. Counterparts/Electronic Signatures. In the event that the Parties sign the agreement in different locations, or utilize electronic devices to transmit signatures, all of the separate pieces will be considered part of the same agreement.

13. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

14. Entire Agreement and Complete Understanding: The parties acknowledge that this Agreement and Schedule 1 contain the full and complete agreement between them, and that there are no oral or implied agreements or understandings not specifically so set forth.

15. Headings. Notes that the headings at the beginning of each section are meant to organize the document, and should not be considered operational parts of the note.

Executed this 27th day of November, 2012 at Lake Mary, FL.

____
Assignor

Sworn to before me in LAKE MARY, FL.
on this 27th day of NOVEMBER, 2012.

____
Witness

Executed this ________ day of __________________, 2012 at ______________.

____
Assignor

Sworn to before me in ____

on this _________ day of ___________________, 2012.

____
Witness 1

Executed this ________ day of __________________, 2012 at ______________.

____
Assignor

Sworn to before me in ____

on this _________ day of ___________________, 2012.

____
Witness 1

SCHEDULE 1

Title - **INTELLIGENT PERIPHERAL DEVICE** (Design)

Country	Application/Patent No.	Status
United States	D649,548 S	Issued
China	ZL 201130084031.7	Issued
Switzerland	137932	Issued
European Community	001270177	Issued
Argentina	DI 82259	Issued
Brazil	DI 7101457-8	Issued
Columbia	11-120885-00000-0000	Pending
Mexico	MX/f/2011/001192	Allowed
Singapore	D2011/472/Z	Issued
Japan	1423506	Issued

Title - **AN INTELLIGENT PERIPHERAL DEVICE AND SYSTEM FOR THE AUTHENTICATION AND VERIFICATION OF INDIVIDUALS AND/OR DOCUMENTS THROUGH A SECURE MULTIFUNCTIONAL AUTHENTICATION SERVICE WITH DATA STORAGE CAPABILITY** (Utility)

Country	Application/Patent No.	Status
United States	13/390,113	Pending
Australia	2010282394	Pending
Mexico	MX/a2012/001768	Pending
Columbia	12 043.697	Pending
Brazil	BR 11 2012 003212 7	Pending
Russia	2012108483	Pending
India	2027/DELNP/2012	Pending
South Africa	2012/1728	Allowed
China	201080046324.9	Pending
Canada	2,770,406	Pending
Europe	10808809.7	Pending

Title - **A PERSONALIZED MULTIFUNCTIONAL ACCESS DEVICE POSSESSING AN INDIVIDUALIZED FORM OF AUTHENTICATING AND CONTROLLING DATA EXCHANGE** (Utility)

Country	Application/Patent No.	Status
United States	13/393,852	Pending
Australia	2010289507	Pending
South Korea	10-2012-7008685	Pending
India	2431/DELNP/2012	Pending
Mexico	MX/a2012/002553	Pending
Brazil	BR 11 2012 004791.4	Pending
Canada	2,772,213	Pending
Japan	2012-528037	Pending
China	201080047050.5	Pending
Europe	10814477.5	Pending